SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant   |X|

         Filed by a party other than the registrant  |_|

         Check the appropriate box:
         |_|      Preliminary Proxy Statement
         |_|      Confidential, for Use of the Commission Only
                    (as permitted by Rule 14a-6(e)(2))
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to Section 240.14a-11(c)
                    or Section 240.14a-12

                                PREMIUMWEAR, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|      No fee required.
         |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                     and 0-11.
                  (1)      Title of each class of securities to which
                              transaction applies:
                  (2)      Aggregate number of securities to which transactions
                              applies:
                  (3)      Per unit price or other underlying value of
                              transaction computed pursuant to
                           Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  (4)      Proposed maximum aggregate value of transaction:
                  (5)      Total fee paid:
         |_|      Fee paid previously with preliminary materials.
         |_|      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                               PREMIUMWEAR, INC.
                            7566 MARKET PLACE DRIVE
                         MINNEAPOLIS, MINNESOTA 55344

                              ------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1998
                              ------------------

To All Holders of Common Stock:

     The Annual Meeting of Shareholders of PremiumWear, Inc. will be held at The Thunderbird Hotel and Convention Center, 2201 East 78th Street, Bloomington, MN 55425, on Wednesday, May 13, 1998 at 11:00 a.m., Central Daylight Time, for the following purposes:

     1. To elect one director to serve a three-year term.

     2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the meeting, whether or not you personally plan to attend, you are requested to sign, date and return your proxy card promptly in the enclosed envelope. Returning your signed proxy will not prevent you from voting in person at the meeting, should you desire to do so.


                                          By Order of the Board of Directors


                                          /s/ John R. Houston
                                          John R. Houston, SECRETARY



Minneapolis, Minnesota
April 3, 1998



         YOUR PROXY IS IMPORTANT; PLEASE SIGN, DATE AND MAIL IT TODAY.

                               PREMIUMWEAR, INC.
                            7566 MARKET PLACE DRIVE
                         MINNEAPOLIS, MINNESOTA 55344


                              ------------------
                                PROXY STATEMENT
                              ------------------


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PremiumWear, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company to be held at The Thunderbird Hotel and Convention Center, 2201 East 78th Street, Bloomington, MN 55425, Minnesota, on Wednesday, May 13, 1998 at 11:00 a.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 3, 1998.


     There were outstanding at the close of business on March 27, 1998, the record date for shareholders entitled to notice of and to vote at the meeting, 2,319,430 shares of Common Stock, and each of such shares is entitled to one vote at the meeting. Only shareholders of record at the close of business on March 27, 1998 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting of Shareholders in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominee and at the discretion of the proxyholders as to any other matters which may properly come before the Annual Meeting of Shareholders.

     The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting of Shareholders and voting in person.



                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of directors, each director serving a three-year term. Approximately one-third of the directors belong to each class. The Board of Directors is seeking shareholder election of one director whose term expires this year, Mr. Gerald E. Magnuson. If elected, his term will expire in 2001. The Company believes that Mr. Magnuson will be able to serve; but should he be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

     Information regarding Mr. Magnuson and other incumbent directors and their principal occupations are set forth below, based upon information furnished to the Company by such persons. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years. Messrs. William J. Morgan and Michael A. Raskin, directors since 1996 and 1991, respectively, retired from the Board on June 30, 1997.



                                                                                                   DIRECTOR
NAME AND AGE                              PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS              SINCE
----------------------------------------------------------------------------------------------------------------
NOMINATED FOR A TERM ENDING IN 2001:

Gerald E. Magnuson (67)                   Of Counsel to Lindquist & Vennum PLLP  (law firm);        1982
                                          Partner of Lindquist & Vennum PLLP to December 1994;
                                          Director of Research, Incorporated, Sheldahl, Inc. and
                                          Washington Scientific Industries, Inc.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND
WHOSE TERM EXPIRES IN 1999:

Keith A. Benson (54)                      Vice Chairman, Chief Financial Officer and Director of    1993
                                          Musicland Stores Corporation (retail stores).

Thomas D. Gleason (62)                    Chairman and Chief Executive Officer of the Company;      1995
                                          Vice Chairman of Wolverine World Wide, Inc. (footwear
                                          manufacturing and marketing), 1993 through April 1996;
                                          Chief Executive Officer of Wolverine World Wide, Inc.
                                          from 1972 to 1993.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND
WHOSE TERM EXPIRES IN 2000:

C.D. Anderson (56)                        Senior Managing Partner and director of Plantagenet       1991
                                          Capital Management LLC (investment partnership);
                                          Director, Anderson Capital Management, Inc. (investment
                                          management firm); Director/Trustee of AIM/G.T. Global
                                          Mutual Funds; Director of various private companies.

Mark B. Vittert (50)                      Private Investor; Director of Lee Enterprises, Inc. and   1991
                                          Dave & Busters, Inc.



BOARD OF DIRECTORS AND COMMITTEE MEETINGS AND MEMBERSHIP
     During the last fiscal year the Board of Directors met eleven times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

     The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. The Audit Committee, which met two times during the last fiscal year, is currently comprised of Messrs. Benson (Chairman) and Magnuson. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent public accountants regarding internal controls and accounting procedures and management's response to those comments. The Compensation Committee, which met three times during the last fiscal year, is currently comprised of Messrs. Anderson (Chairman), Benson and Vittert. The Compensation Committee approves the compensation arrangements for senior management. The Board of Directors established a Stock Grant Subcommittee of the Compensation Committee, currently comprised of Messrs. Benson and Vittert, for the purpose of granting awards under the 1991 Stock Plan. The Company does not have a nominating committee. However, in December 1996, the Board of Directors established a Governance Committee, currently comprised of Messrs. Magnuson (Chairman), Vittert and Gleason, for the purpose of reviewing Board governance and membership matters. The Governance Committee met three times during the last fiscal year.


DIRECTOR FEES AND STOCK OPTIONS
     Non-employee members of the Board of Directors receive an annual fee of $6,000 plus $750 for each Board meeting attended in person, $150 for each meeting attended by telephonic conference, $500 for each committee meeting held more than 24 hours before or after a Board meeting and $150 for each committee meeting held within 24 hours of a Board meeting. Prior to September 9, 1996, Mr. Gleason received a fee of $41,667 per annum and was reimbursed for ordinary business expenses for serving as Chairman; such fee totaled $25,958 for fiscal 1996 and was terminated in connection with Mr. Gleason's assumption of the position of Chief Executive Officer. Mr. Gleason also received stock options to purchase 15,000 shares in fiscal 1996 prior to his assuming the position of Chief Executive Officer.

     The 1991 Stock Plan provides for the annual, automatic granting of a defined number of options to directors who are not employees of the Company. Such options are granted to each director who is not an employee of the Company and who (i) is elected or re-elected as a director by the shareholders at any annual or special meeting of the shareholders or (ii) is serving an unexpired term as a director on the date of an annual meeting at which any other director is elected. Each such person shall, as of the date of such annual meeting, automatically receive a non-qualified option to purchase 1,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. These options will have five-year terms. The 1991 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for fiscal years 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas D. Gleason, the Chief Executive Officer, and to each of the other executive officers of the Company who received more than $100,000 during the last fiscal year (together, the "Named Executives").


                          SUMMARY COMPENSATION TABLE


                                                                                     LONG-TERM
                                                 ANNUAL COMPENSATION                COMPENSATION
                                      ------------------------------------------   -------------
                                                                                       AWARDS
                                                                                     SECURITIES      ALL OTHER
                                                                    OTHER ANNUAL     UNDERLYING     COMPENSATION
PRINCIPAL POSITION            YEAR     SALARY ($)     BONUS ($)     COMPENSATION    OPTIONS (#)        ($)(1)
--------------------------   ------   ------------   -----------   -------------   -------------   -------------
Thomas D. Gleason(2)         1997        180,000            --          --             40,000         30,389
 Chairman and Chief          1996         66,462            --          --                 --          1,361
 Executive Officer

David E. Berg                1997        158,077        41,250          --             20,000          7,158
 President and               1996        150,000            --          --             15,000          4,028
 Chief Operating Officer     1995        149,442            --          --              5,000          3,572

James S. Bury                1997        128,077        34,375          --             12,000          8,101
 Vice President of           1996        125,000            --          --              5,000          5,322
 Finance and Assistant       1995        116,000            --          --              3,000          4,882
 Secretary

Cynthia L. Boeddeker(3)      1997         90,000        24,750          --              8,000          6,211
 Vice President and
 General Merchandise Manager

------------------
(1) Includes Company contributions to the Company's retirement plan, premiums paid for term life insurance and other payments as described below. For fiscal 1997, the Company's contributions to the retirement plan for Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaled $1,212, $3,162, $3,202 and $1,800, respectively. The amounts indicated for Mr. Gleason and Ms. Boeddeker include $22,500 and $2,250, respectively, as compensation to Mr. Gleason and Ms. Boeddeker due to stock option exercises in 1997. In 1997, the Company also paid profit sharing contributions earned in fiscal 1996 to Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaling $1,329, $3,000, $2,500 and $1,748, respectively. For fiscal 1996, the Company's contributions to the retirement plan for Messrs. Berg and Bury totaled $3,000 and $3,125, respectively. For fiscal 1996, the Company paid director fees and granted stock options to Mr. Gleason prior to his assumption of the position of Chief Executive Officer, which fees and stock options are described under the heading "Director Compensation." For fiscal 1995, the Company's contributions to the retirement plan for Messrs. Berg and Bury totaled $2,939 and $2,499, respectively. The balance, if any, for each year for all Named Executives reflects term life insurance premiums.

(2) Mr. Gleason was elected Chief Executive Officer on September 9, 1996.

(3) Ms. Boeddeker's compensation for prior years did not exceed $100,000.


EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Bury effective April 24, 1990. This agreement is for an indefinite term and may be terminated by either party upon 30 days' prior written notice. The agreement provides, among other things, for a lump sum cash severance payment to Mr. Bury in the event of a voluntary or involuntary termination of employment in connection with a change in control of the Company, as defined in the agreements, in an amount equal to the number of months remaining in the two-year period commencing on the first Event (as defined therein) in connection with the change in control, multiplied by one calendar month's base salary, at the highest monthly base salary rate paid at any time during the term of the agreement. The agreement also specifies minimum base salaries to be paid during the term of the agreement. If an Event had occurred at the end of fiscal 1997, Mr. Bury would have received $258,000 pursuant to his employment agreement.

     In 1996, the Company entered into a severance agreement with Mr. Lowell Fisher in connection with Mr. Fisher's resignation as the Company's Chief Executive Officer and Director effective September 9, 1996. During fiscal 1997, severance payments to Mr. Fisher totaled $180,000. Mr. Fisher is entitled to continuation of health benefits and is subject to a non-compete provision during the period of payment of his severance.


STOCK OPTIONS
     The following table contains information concerning individual grants of stock options under the 1991 Stock Plan to each of the Named Executives during the last fiscal year.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                     POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL
                                                                                                      RATES OF
                                                       INDIVIDUAL GRANTS                            STOCK PRICE
                               -----------------------------------------------------------------    APPRECIATION
                                           PERCENT OF TOTAL                 MARKET
                                OPTIONS   OPTIONS GRANTED TO                 PRICE                FOR OPTION TERM($)
                                GRANTED      EMPLOYEES IN       EXERCISE   ON GRANT   EXPIRATION -------------------
NAME                             (#)(1)       FISCAL YEAR      PRICE ($)   DATE ($)      DATE       5%       10%
------------------------------ --------- -------------------- ----------- ---------- ----------- -------- ---------
Thomas D. Gleason ............  40,000            31.8%            3.25       3.25     3/19/02    35,917   79,366
David E. Berg ................  20,000            15.9%            3.25       3.25     3/19/02    17,958   39,683
James S. Bury ................  12,000             9.5%            3.25       3.25     3/19/02    10,775   23,810
Cynthia L. Boeddeker .........   8,000             6.4%            3.25       3.25     3/19/02     7,183   15,873


------------------
(1) Becomes exercisable with respect to 25% of the shares of Common Stock subject to the option on March 19 of 1997, 1998, 1999 and 2000.

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal 1997 and unexercised options held as of January 3, 1998:


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND JANUARY 3, 1998 OPTION VALUES



                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                        OPTIONS AT 1/3/98 (#)            AT 1/3/98 ($)(1)
                               ACQUIRED         VALUE     ----------------------------- -----------------------------
NAME                        ON EXERCISE (#)  REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------- ---------------- ------------- ------------- --------------- ------------- --------------
Thomas D. Gleason ........      15,000         $22,500       15,000         30,000         $20,000        $60,000
David E. Berg ............      20,000         $30,625        5,000         15,000         $10,000        $30,000
James S. Bury ............       8,000         $11,875        3,000          9,000         $ 6,000        $18,000
Cynthia L. Boeddeker .....       7,000         $12,000        2,000          6,000         $ 4,000        $12,000

------------------
(1) Based on a market price of $5.25 per share of Common Stock on January 3, 1998.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board, currently consisting of Messrs. Anderson (Chairman), Benson and Vittert. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers were during fiscal 1997 and will in fiscal 1998, be reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1997 as they affected Mr. Gleason, the Company's Chief Executive Officer, and Messrs. Berg and Bury and Ms. Boeddeker, the executive officers other than the Chief Executive Officer who, for fiscal 1997, were the Company's most highly paid executive officers whose compensation exceeded $100,000 (collectively with Mr. Gleason, the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange

Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives. Furthermore, the Company's use of stock options and restricted stock grants reflects the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests and the enhancement of shareholder value. Compensation payments, to the extent possible, are designed to qualify for deductibility under the Internal Revenue Code of 1986, as amended.

     The Company has designed its executive compensation plans around these policies and objectives. The Compensation Committee believes the Company's compensation arrangements consistently meet these goals. The following is a description of the Company's current plans and how each relates to the objectives indicated above.

     BASE SALARY. While the Chief Executive Officer determines the annual salary of each officer of the Company (including the Named Executives) other than himself, the Compensation Committee generally approves the salary determinations. In determining or approving appropriate salary levels, the Compensation Committee considers levels of responsibility, experience, individual performance and internal equity, as well as external pay practices.

     ANNUAL INCENTIVES. During fiscal 1997, the Company maintained a 1997 Bonus Plan for payment of incentive compensation to key managers, including the Named Executives. The Bonus Plan rewards participants for their contributions to the attainment of certain Company goals established for profitability, sales volume and inventory turns during the fiscal year, as well as, to a much lesser degree, achievement of personal objectives for each participant. Incentive payments are based on the level of achievement against those goals. For 1997, Messrs. Gleason, Berg and Bury and Ms. Boeddeker earned $7,501, $6,644, $5,338 and $3,767, respectively, pursuant to the Bonus Plan, which sums will be paid during fiscal 1998. In addition, in connection with the Company's 1996 sale of its retail and golf businesses, the Company entered into hold-in-place agreements with certain employees, including the Named Executives (except Mr. Gleason), which provided for payment in the event of termination of employment of varying amounts depending on the employee's job responsibility. The Named Executives were to receive six months base salary if the agreements were triggered. Following the sale of the businesses, the Compensation Committee recommended, and the Board approved, the payment of retention bonuses in substitution for the hold-in-place agreements in amounts equal to 80% of the hold-in-place obligations, payable in three installments during fiscal 1997 and 1998. In fiscal 1997, Messrs. Berg and Bury and Ms. Boeddeker received $41,250, $34,375 and $24,750, respectively, pursuant to the hold-in-place obligations. In fiscal 1998, Messrs. Berg and Bury and Ms. Boeddeker will be paid $18,750, $15,625, and $11,250, respectively, as the final installment on these agreements.

     LONG-TERM INCENTIVES. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value. In furtherance of this objective, the Company awards to its executive officers and other key personnel stock options and, on a very selected basis, restricted stock. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options have value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The 1991 Stock Plan allows the grant of incentive stock options and non-qualified stock options. Stock options are awarded consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. To encourage a longer-term perspective, the options are only exercisable over a multiple year period and grants are made at an option price equal to the fair market value of the Common Stock on the date of grant.

     OTHER COMPENSATION PROGRAMS. The Company maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. The Company's retirement plan consists of a profit sharing plan, pursuant to which the Board of Directors may make annual discretionary contributions, and a 401(k) employee savings plan which allows employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to one-half of the employee's contribution up to 5% of the employee's base salary. In February 1998, the Board of Directors approved a discretionary contribution to the profit sharing plan with regard to fiscal 1997. Other non-cash compensation benefits are provided to the Named Executives. None of these plans are directly or indirectly tied to Company performance.

     CEO FISCAL 1997 COMPENSATION. Regulations of the SEC require the Company to disclose the Compensation Committee's basis for compensation reported for its Chief Executive Officer in fiscal 1997 and to discuss the relationship between the Company's performance during the last fiscal year and such Chief Executive Officer's compensation. Mr. Gleason's base salary of $180,000 for fiscal 1997 was determined on the same basis as all other executive officers and, as indicated above, Mr. Gleason earned $7,501 of incentive compensation with respect to services rendered in fiscal 1997, determined on the same basis as for the other Named Executives, which sum will be paid in 1998.


                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

             C.D. Anderson     Keith A. Benson     Mark B. Vittert


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Mr. Magnuson, a member of the Compensation Committee for a portion of fiscal 1997, is currently Of Counsel to the law firm of Lindquist & Vennum PLLP which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum PLLP for such services. It is anticipated that Lindquist & Vennum PLLP will continue to perform legal services for the Company during the current fiscal year.

PERFORMANCE GRAPH
     In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the New York Stock Exchange to the Russell 3000 Textile Apparel Industry Index and to the Russell 2000 Index. The graph compares the cumulative total shareholder return as of the end of each of the Company's last five fiscal years on $100 invested at the end of fiscal 1992 and assumes reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                                    [GRAPH]




                                     1992           1993          1994          1995          1996           1997
PremiumWear                       $  100.00      $  65.67      $  86.57      $  77.61      $  107.46      $  148.91
Russell 2000                         100.00        118.91        116.74        149.94         174.67         213.73
Russell 3000 Textile Apparel         100.00         79.82         75.77         86.98         108.45         118.31


     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 20, 1998 (unless otherwise specified), the beneficial ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially 5% or more of the outstanding Common Stock of the Company, each director, each Named Executive and by all directors and executive officers as a group. See "Reorganization" for a description of certain restrictions on transfers of Common Stock by holders of 5% or more of the total fair market value of all outstanding Common Stock. Except as otherwise indicated, the shareholders listed in the table have full voting and investment powers with respect to the shares indicated.


                                          NUMBER OF SHARES           PERCENT OF
                                         BENEFICIALLY OWNED      OUTSTANDING SHARES
                                       ----------------------   -------------------
Heartland Advisors, Inc ............           200,000(1)               8.6%
 790 North Milwaukee Street
 Milwaukee, WI 53202

The Clark Estates, Inc. ............           196,281(2)               8.5%
 30 Wall Street
 New York, NY 10005

Francisco A. Lorenzo ...............           184,100(5)               7.9%
 333 Clay Street, Suite 4040
 Houston, TX 77002

C. Derek Anderson ..................           158,532(4)(6)            6.8%
 220 Sansome Street, Suite 400
 San Francisco, CA 94104

Arnold M. Amster ...................           117,500(3)               5.1%
 767 Fifth Avenue
 New York, NY 10153

Keith A. Benson ....................             9,808(6)                *

Thomas D. Gleason ..................            96,000(6)               4.1%

Gerald E. Magnuson .................            18,800(6)                *

Mark B. Vittert ....................            86,808(6)               3.7%

David E. Berg ......................            72,220(6)               3.1%

James S. Bury ......................            36,720(6)               1.6%

Cynthia L. Boeddeker ...............            11,000(6)                *

All Directors and Executive Officers
 as a Group (8 persons) ............           489,888(6)              20.5%


------------------
*Less than 1%

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission.

(2) The Clark Estates, Inc. provides administrative assistance to a number of Clark family accounts which beneficially own an aggregate 196,281 shares of the Company's Common Stock, including The Clark Foundation, which owns 95,390 shares. The Clark Estates, Inc. has, or in certain instances shares, voting power and/or dispositive power with respect to such shares. The Clark Estates, Inc. has no remainder or other economic interest in such trust or fiduciary accounts.

(3) Based on a Schedule 13D filed with the Securities Exchange Commission, which indicates that Mr. Amster has or shares voting and dispositive power with respect to these shares. Accordingly, Mr. Amster may be deemed to be the beneficial owner of such shares.

(4) Mr. Anderson shares voting and dispositive power with respect to 82,032 shares acquired by Anderson Capital Management, Inc. as agent for its investment advisory clients and, accordingly, Mr. Anderson may be deemed to be the beneficial owner of such shares. Mr. Anderson disclaims beneficial ownership of those shares and 6,500 of the shares represented as beneficially owned by him which are owned by his wife.

(5) Based on a Schedule 13D filed with the Securities and Exchange Commission. Francisco A. Lorenzo shares voting and dispositive power with respect to the shares of Common Stock owned by a private investment company and four trusts for the benefit of family members of Mr. Lorenzo. Accordingly, Mr. Lorenzo may be deemed to be the beneficial owner of all of the shares reported on the Schedule 13D.

(6) Includes 25,000 shares for Mr. Gleason, 8,000 shares for each of Messrs. Anderson and Magnuson, 6,000 shares for each of Messrs. Benson and Vittert, 4,000 shares for Ms. Boeddeker, 10,000 shares for Mr. Berg, 6,000 shares for Mr. Bury and 73,000 shares for all directors and executive officers as a group which may be acquired within sixty days of the date hereof upon the exercise of outstanding stock options.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, the Company believes all of such forms were filed on a timely basis by the reporting persons during the fiscal year ended January 3, 1998.


REORGANIZATION
     On July 3, 1991, the Company filed a Petition for Reorganization under Chapter 11 of the United States Bankruptcy Code, together with a Plan of Reorganization and a Disclosure Statement, with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was confirmed by the Bankruptcy Court on October 1, 1991 and became effective as of October 29, 1991 (the "Reorganization"). Pursuant to the Reorganization, holders of the Company's Common Stock received one new share of Common Stock for every 25 shares of their then existing Common Stock surrendered and the Company issued or committed to issue in excess of 1,773,000 new shares of Common Stock to creditors in satisfaction of indebtedness in excess of $53,000,000.

     In connection with the Reorganization, in order to reduce the risk that any change in the stock ownership of the Company may jeopardize certain Federal income tax attributes of the Company, the Company's Certificate of Incorporation was amended to limit the ability of persons beneficially owning, or who, upon acquisition of any shares, would beneficially own, five percent (5%) or more of the total fair market value of outstanding shares of Common Stock of the Company (a "5% Holder"). Until October 29, 1993, no 5% Holder was permitted to sell, transfer or dispose or contract to sell, transfer or dispose any shares of Common Stock or options, warrants or other rights to acquire Common Stock, except in accordance with the procedures described in Article V of the Certificate of Incorporation. Until October 29, 2001, no 5% Holder may purchase or acquire or contract to purchase shares of Common Stock, except in accordance with the procedures described in Article V, and any such purchase, acquisition or contract not in compliance with Article V shall be null and void.



                        INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the independent public accountants for the Company for fiscal 1997 and have been selected to act in such capacity for fiscal 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.



                                 OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The Company's 1999 Annual Meeting of Shareholders is expected to be held on or about May 13, 1999 and proxy materials in connection with that meeting are expected to be mailed on or about April 2, 1999. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 3, 1998.



                         METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.



                                    GENERAL

     The Company's Annual Report to Shareholders for the fiscal year ended January 3, 1998 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission by writing to: PremiumWear, Inc., 7566 Market Place Drive, Minneapolis, MN 55344.

                                        By Order of the Board of Directors,


                                        /s/ John R. Houston
                                        John R. Houston, SECRETARY

                               PREMIUMWEAR, INC.
             7566 MARKET PLACE DRIVE, MINNEAPOLIS, MINNESOTA 55344


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 3, 1998, of PremiumWear, Inc., (the "Company"), hereby appoints Thomas D. Gleason and Keith A. Benson as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote as designated below, all shares of Common Stock of the Company held of record by the undersigned on March 27, 1998, at the Annual Meeting of Shareholders to be held on May 13, 1998, or any adjournments or adjournments thereof.


THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING
PROPOSALS:


1. ELECTION OF DIRECTORS: [ ] FOR the nominee listed below

                          [ ] WITHHOLD AUTHORITY
                              to vote for the nominee
                              listed below

                              Gerald E. Magnuson

2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.






        (CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)

                         (CONTINUED FROM THE OTHER SIDE)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.



                                           Dated: ________________________, 1998

                                                  ______________________________
                                                  Signature(s) of Shareholder(s)



                                                  ______________________________
                                                  Signature if held jointly